UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): May 30, 2019

ICF International, Inc.

(Exact name of registrant as specified in its charter)

Delaware	001-33045	22-3661438
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification Number)

9300 Lee Highway, Fairfax, Virginia		22031
(Address of principal executive offices)		(Zip Code)

Registrant’s telephone number, including area code: (703) 934-3000

Not Applicable

(Former name or former address, if changed since last report.)

Securities registered pursuant to Section 12(b) of the Act.

Title of each class	Trading Symbols(s)	Name of each exchange on which registered
Common Stock	ICFI	NASDAQ

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

[] Emerging growth company

[] If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

Item 5.02     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

(c) Appointment of New Principal Accounting Officer

On May 30, 2019, the Board of Directors of ICF International, Inc. (the “Company”) appointed, effective as of May 30, 2019, Ms. Theresa Golinvaux, currently serving as Senior Vice President and Controller of the Company, as the Company’s Principal Accounting Officer (“PAO”).

Ms. Golinvaux, age 44, joined the Company in May 2019, as Senior Vice President and Controller. Prior to joining the Company, Ms. Golinvaux served as Vice President, Corporate Controller and Chief Accounting Office at Engility, a multi-billion dollar publicly traded company, which was recently acquired by SAIC, from May 2018 until January 2019. Prior to joining Engility, Ms. Golinvaux served as Vice President, Corporate Controller and Chief Accounting Office for Vencore from January 2016 to May 2018, and worked at SRA International, Inc. from March 2003 until January 2016, where she held several positions including Director of Technical Accounting, Group Controller, Assistant Controller for Financial Reporting, and Vice President, Corporate Controller, and Principal Accounting Officer.

The Company has not entered into, adopted or commenced any new, or amended any existing compensating plans or arrangements or employment agreements with Ms. Golinvaux in connection with this appointment. There are no arrangements or understandings between Ms. Golinvaux and other persons pursuant to which she was appointed as the PAO of the Company. There are no family relationships between Ms. Golinvaux and any director or executive officer, or any person nominated or chosen by the Company to become a director or executive officer that would be reportable under Item 404(a) of the Regulation S-K.

Item 5.07      Submission of Matters to a Vote of Security Holders

The 2019 Annual Meeting of Stockholders of ICF International, Inc. (the “Company”) was held on Thursday, May 30, 2019.

Set forth below are the matters acted upon by the Company’s stockholders at the Annual Meeting, and the final voting results of each such matter.

1.     Election of three (3) directors to serve for a term expiring at the Company’s annual meeting in 2022:

Name	Votes For	Votes Withheld	Broker Non-Votes[1]	Total
Dr. Sirkant M. Datar	15,719,311	698,342	1,164,874	17,582,527
Peter M. Schulte	15,863,849	553,804	1,164,874	17,582,527

2.     Non-binding advisory say on pay vote regarding the Company’s overall pay-for-performance named executive officer compensation program (“Say on Pay” vote):

Votes For	Votes Against	Abstentions	Broker Non-Votes[1]	Total
15,620,462	774,469	22,722	1,164,874	17,582,527

3.     Ratification of the selection of Grant Thornton LLP as the Company’s independent registered public accounting firm for fiscal year 2018:

Votes For	Votes Against	Abstentions	Broker Non-Votes [1]	Total
17,139,060	421,964	21,503	(0)	17,582,527

1 A broker non-vote occurs when a broker, bank or other nominee holding shares for a beneficial owner does not vote on a particular proposal because the nominee does not have discretionary voting power with respect to the item and has not received voting instructions from the beneficial owner of the shares it holds.  Broker non-votes are counted when determining whether the necessary quorum of stockholders is present or represented at each annual meeting.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICF International, Inc.

Date: June 3, 2019	By:	/s/ James E. Daniel
James E. Daniel
Executive Vice President